EXHIBIT 99.1
Synthomer plc
1 April 2020

Synthomer plc (‘Synthomer’)

Completion of OMNOVA acquisition

Further to its announcement on 26 March 2020, Synthomer is pleased to confirm that it has today completed the acquisition of OMNOVA Solutions Inc.

Enquiries:

Synthomer plc Tel: + 44 7764 859 147
Calum MacLean, Chief Executive Officer
Stephen Bennett, Chief Financial Officer
Tim Hughes, President, Corporate Development

Teneo
Charles Armitstead / Matt Denham Tel: + 44 7703 330 269